UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2006
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
Item 5.02 Appointment of Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Item 1.01 Entry Into Material Definitive Agreement.
2007 Restricted Stock Plan and 2007 Incentive Compensation Plan
     At the Annual Meeting of Stockholders held on October 5, 2006, the stockholders of RPM International Inc. (the “Company”) approved the RPM International Inc. 2007 Restricted Stock Plan (the “2007 Restricted Stock Plan”) and the RPM International Inc. 2007 Incentive Compensation Plan (the “2007 Incentive Compensation Plan,” and together with the 2007 Restricted Stock Plan, the “Plans”).
     The 2007 Restricted Stock Plan was approved and adopted by the Compensation Committee and the Board of Directors on July 12, 2006 and July 18, 2006, respectively, subject to stockholder approval. The maximum aggregate number of shares to be issued under the 2007 Restricted Stock Plan is 1,000,000. The 2007 Restricted Stock Plan will replace the RPM International Inc. 1997 Restricted Stock Plan (the “1997 Plan”), which currently has 627,804 shares of Common Stock available for issuance and which, by its terms, expires on May 31, 2007. Unless additional shares of Common Stock are issued under the 1997 Plan prior to its expiration, the net number of additional shares covered by the 2007 Restricted Stock Plan will be effectively 372,196. Under the 2007 Restricted Stock Plan, the Company may award shares of Common Stock subject to certain vesting and forfeiture restrictions as set forth under the 2007 Restricted Stock Plan or the agreement under which the Restricted Stock is granted (the “Restricted Stock”) to employees of the Company and its subsidiaries, including employee Directors, who are eligible to receive awards of Restricted Stock. It is anticipated that approximately 20 key employees will be eligible to receive Restricted Stock under the 2007 Restricted Stock Plan. Participants holding Restricted Stock will be entitled to receive dividends and to exercise voting rights during the period in which the Restricted Stock is subject to forfeiture. Restricted Stock granted under the 2007 Restricted Stock Plan will directly reduce dollar-for-dollar and replace the cash amount of supplemental retirement restoration benefits and supplemental death restoration benefits owed to participants under the Company’s 1991 Benefit Restoration Plan, which was frozen in 1997. The 2007 Restricted Stock Plan will become effective as of June 1, 2007.
     The 2007 Incentive Compensation Plan was approved and adopted by the Compensation Committee and the Board of Directors on July 12, 2006 and July 18, 2006, respectively, subject to stockholder approval. Under the 2007 Incentive Compensation Plan, the Company may grant annual cash bonus awards to the Chief Executive Officer of the Company, the other four most highly compensated officers of the Company, and any other executive employee of the Company for whom, in the Compensation Committee’s judgment, compensation paid could be, in the absence of the 2007 Incentive Compensation Plan, subject to deductibility limitations under 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, the “Executive Officers”). Under the 2007 Incentive Compensation Plan, the Compensation Committee will, during the first ninety days of each fiscal year establish the performance goals and award levels applicable to each participant. The Compensation Committee may use performance objectives based on one or more of the measures set forth in the 2007 Incentive Compensation Plan, and the performance objectives may be adjusted to exclude certain items which are not related to the performance of the participants. The total of all payments to any one participant under the 2007 Incentive Compensation Plan in any fiscal year shall not exceed $1,500,000. All payments made under the 2007 Incentive Compensation Plan are intended to constitute qualified “performance based compensation” for purposes of Section 162(m) of the Code. The 2007 Incentive Compensation Plan will replace the RPM International Inc. 1995 Incentive Compensation Plan as the primary annual cash bonus program for the Company’s Executive Officers beginning with fiscal 2008.
     A description of the material features of the Plans was included in the Company’s Definitive Proxy Statement furnished in connection with the Annual Meeting of Stockholders held on October 5, 2006. The descriptions of the Plans are qualified in their entirety by reference to the full text of the Plans, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

     The Company’s press release announcing the stockholders’ adoption of the Plans is furnished with this current report on Form 8-K as Exhibit 99.2.
Amended and Restated Employment Agreements
     In connection with the election of Ronald A. Rice as Executive Vice President and Chief Operating Officer, P. Kelly Tompkins as Executive Vice President and Chief Administrative Officer and Paul G. Hoogenboom as Senior Vice President — Manufacturing and Operations and Chief Information Officer (each, an “Elected Officer”) on October 5, 2006 as described in Item 5.02 below, the Company will enter into Amended and Restated Employment Agreements with each of the Elected Officers (the “October 2006 Employment Agreements”), effective as of that date.
     Each of the October 2006 Employment Agreements will amend and restate the amended and restated employment agreements between the Company and each of the Elected Officers effective as of June 1, 2006 (the “June 2006 Employment Agreements”) to include the Elected Officer’s new title and duties and annual base salary. In connection with the Elected Officers’ assumption of new positions and duties, each of Mr. Rice and Mr. Tompkins received an increase in annual base salary to $435,000, and Mr. Hoogenboom received an increase in annual base salary to $325,000. The other material terms of the October 2006 Employment Agreements will remain the same as the June 2006 Employment Agreements. A description of such terms was included in the Company’s current report on Form 8-K, filed with the Commission on August 22, 2006 and is incorporated herein by reference.
     A copy of the form of October 2006 Employment Agreement to be entered into between the Company and each of the Elected Officers is attached as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the October 2006 Employment Agreements is qualified in its entirety by reference to the full text of the form of October 2006 Employment Agreement.
Item 5.02 Appointment of Officers.
     On October 5, 2006, the Board of Directors of the Company elected Ronald A. Rice as Executive Vice President and Chief Operating Officer, P. Kelly Tompkins as Executive Vice President and Chief Administrative Officer and Paul G. Hoogenboom as Senior Vice President — Manufacturing and Operations and Chief Information Officer.
     In his position as Executive Vice President and Chief Operating Officer, Mr. Rice, age 43, will be responsible for overseeing the Company’s five global business units. He will continue to serve as the Company’s Assistant Secretary. Mr. Rice was elected Senior Vice President-Administration on October 11, 2002 and Assistant Secretary on August 5, 1999. From October 2001 to October 2002, he served as Vice President-Administration. From August 1999 to October 2001, Mr. Rice served as the Company’s Vice President-Risk Management and Benefits. From 1997 to August 1999, he served as Director of Risk Management and Employee Benefits, and from 1995 to 1997 he served as Director of Benefits. From 1985 to 1995, Mr. Rice served in various capacities with the Wyatt Company, most recently as Senior Account Manager.
     In his position as Executive Vice President and Chief Administrative Officer, Mr. Tompkins, age 50, will be responsible for overseeing the Company’s global financial, legal, public affairs and risk management operations. He will continue to serve as the Company’s Secretary. Mr. Tompkins was elected Senior Vice President of the Company on October 11, 2002. He has served as General Counsel and Secretary since June 1998, and served as Vice President from June 1998 to October 2002. From June 1996 to June 1998, Mr. Tompkins served as Assistant General Counsel. From 1987 to 1995, Mr. Tompkins was employed by Reliance Electric Company in various positions including Senior Corporate Counsel, Director of Corporate Development and Director of Investor Relations. From 1985 to 1987, Mr. Tompkins was employed as a litigation attorney by Exxon Corporation.

     In his position as Senior Vice President — Manufacturing and Operations and Chief Information Officer, Mr. Hoogenboom, age 46, will continue to be responsible for managing capital spending, integrating RPM’s information technology systems and coordinating manufacturing, distribution and raw materials purchasing. Mr. Hoogenboom was elected Vice President-Operations of the Company on August 1, 2000 and as Chief Information Officer on October 11, 2002. Mr. Hoogenboom served as Vice President and General Manager of the Company’s e-commerce subsidiary, RPM-e/c, Inc., in 1999. From 1998 to 1999, Mr. Hoogenboom was a Director of Cap Gemini, a computer systems and technology consulting firm. During 1997, Mr. Hoogenboom was employed as a strategic marketing consultant for Xylan Corporation, a network switch manufacturer. From 1994 to 1997, Mr. Hoogenboom was Director of Corporate IT and Communications for A.W. Chesterton Company, a manufacturer of fluid sealing systems.
     In connection with the officer elections, the Company will enter into an amended and restated employment agreement with each of Mr. Rice, Mr. Tompkins and Mr. Hoogenboom, effective as of October 5, 2006. The description of the October 2006 Employment Agreements under Item 1.01 above is incorporated herein by reference.
     The Company’s press release announcing the officer elections is furnished with this current report on Form 8-K as Exhibit 99.1.
Item 8.01 Other Events.
     On October 5, 2006, the Company issued a press release announcing a 9.4% increase in its annual cash dividend, from $0.16 to $0.175 per share of Common Stock. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	RPM International Inc. 2007 Restricted Stock Plan.

10.2	RPM International Inc. 2007 Incentive Compensation Plan.

10.3	Form of Amended and Restated Employment Agreement, dated as of October 5, 2006, to be entered into by and between the Company and each of Ronald A. Rice, Executive Vice President, Chief Operating Officer and Assistant Secretary; P. Kelly Tompkins, Executive Vice President, Chief Administrative Officer and Secretary; and Paul G. Hoogenboom, Senior Vice President — Manufacturing and Operations and Chief Information Officer.

99.1	Press release of the Company, dated October 5, 2006, announcing officer elections.

99.2	Press Release of the Company, dated October 5, 2006, announcing adoption of the Plans and a dividend increase.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
Date October 12, 2006
/s/ P. Kelly Tompkins
P. Kelly Tompkins
Executive Vice President, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	RPM International Inc. 2007 Restricted Stock Plan.

10.2	RPM International Inc. 2007 Incentive Compensation Plan.

10.3	Form of Amended and Restated Employment Agreement, dated as of October 5, 2006, to be entered into by and between the Company and each of Ronald A. Rice, Executive Vice President, Chief Operating Officer and Assistant Secretary; P. Kelly Tompkins, Executive Vice President, Chief Administrative Officer and Secretary; and Paul G. Hoogenboom, Senior Vice President — Manufacturing and Operations and Chief Information Officer.

99.1	Press release of the Company, dated October 5, 2006, announcing officer elections.

99.2	Press Release of the Company, dated October 5, 2006, announcing adoption of the Plans and a dividend increase.